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                                                                    Exhibit 23.3

[CARAS & SHULMAN PC LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2001, relating to the combined financial statements of The Princeton Review of Boston, Inc. and The Princeton Review of New Jersey, Inc., which appear in the Prospectus included in the Registration Statement (No. 333-43874) of The Princeton Review, Inc. on Form S-1 declared effective on June 18, 2001

/s/ Caras & Shulman, PC

Caras & Shulman, PC
Burlington, MA
June 22, 2001